                                                                    Exhibit 11.1


GENESEE & WYOMING INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE

(in thousands, except per share amounts)

                                                                                             For the years ended
                                                                                                   December 31,

                                                                                           1999         1998           1997
                                                                                           ----         ----           ----
BASIC EARNINGS PER SHARE CALCULATION:
Net Income                                                                                $12,533       $11,434       $ 7,998
Weighted average number of shares
  of common stock                                                                           4,491         5,187         5,250
Earnings per share - basic                                                                $  2.79       $  2.20       $  1.52

DILUTED EARNINGS PER SHARE CALCULATION:

Net Income                                                                                $12,533       $11,434       $ 7,998
Weighted average number of shares of common stock and common stock equivalents outstanding:

  Weighted average number of shares
    of common stock                                                                         4,491         5,187         5,250
  Common stock equivalents applicable to warrants                                              --            --            42
  Common stock equivalents issuable under stock
   option plans                                                                                49            42           155

  Weighted average number of shares of common stock
   and common stock equivalents - diluted                                                   4,540         5,229         5,447
Earnings per share - diluted                                                              $  2.76       $  2.19       $  1.47

